                                                                   EXHIBIT 10(B)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-73544 of Merrill Lynch Life Variable Annuity Separate Account C on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated March 1, 2004, (ii) Merrill Lynch Life Variable Annuity Separate Account C dated March 5, 2004, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

New York, New York
April 23, 2004